As filed with the Securities and Exchange Commission on April 10, 2000

                                       Registration No. 333-79399


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                              _____
                 Post-Effective Amendment No. 1
                            FORM S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933
                              _____

                         BP Amoco p.l.c.
     (Exact name of registrant as specified in its charter)

            England                            None
(State or other jurisdiction of  (I.R.S. Employer Identification No.)
 incorporation or organization)

                         Britannic House
                        1 Finsbury Circus
                    London EC2M 7BA, England
            (Address of principal executive offices)

                    BP Amoco DirectSave Plan
                 (formerly The DirectSave Plan)

                BP Amoco Partnership Savings Plan
       (formerly The BP America Partnership Savings Plan)

           The BP America Savings and Investment Plan

                 The BP Amoco Share Option Plan
                            --------
                        Daniel B. Pinkert
                       Corporate Secretary
                      BP Amoco Corporation
                      200 E. Randolph Drive
                        Chicago, Illinois
                          (312)856-6111

    (Name, address, including zip code, and telephone number, including area code, of agent for service)

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                  EXPLANATORY STATEMENT


     BP Amoco p.l.c. ("BP Amoco") hereby amends its registration statement on Form S-8 (Registration No. 333-79399) by filing this Post Effective Amendment No. 1 thereto to reflect the merger of one plan and the amendment and restatement of two of the plans covered by this registration statement.

     Effective April 7, 2000, the BP America Capital Accumulation
Plan is being merged into the BP Amoco Employee Savings Plan.

     Effective April 7, 2000 The DirectSave Plan is renamed the BP Amoco DirectSave Plan. The amended and restated plan text is filed herewith as Exhibit 4.1. Effective April 7, 2000, The BP America Partnership Savings Plan is renamed the BP Amoco Partnership Savings Plan. The amended and restated plan text is filed herewith as Exhibit 4.2. The new Trust Agreement for the BP Amoco DirectSave Plan, the BP Amoco Partnership Savings Plan and The BP America Savings and Investment Plan is filed herewith as Exhibit 4.3.

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                  SIGNATURES OF BP AMOCO P.L.C.

     Pursuant to the requirements of the Securities Act of 1933, BP Amoco p.l.c. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England, on the 7th day of April, 2000.

                              BP AMOCO p.l.c.


                              By  /s/ Sir John Browne
                                   Sir John Browne, Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, or amendment thereto, has been signed by the following persons in the indicated capacities on the 7th day of April, 2000.

             Name                             Title



/s/ Sir John Browne              *Managing Director and Chief
                                 Executive Officer (Principal
                                 Executive Officer)
Sir John Browne

               *                 Managing Director
                                 (Principal Financial and Accounting Officer)
Dr. J.G.S. Buchanan

               *
                                 Co-Chairman
P.D. Sutherland

               *
                                 Executive Director
Rodney F. Chase

               *
                                 Executive Director
Dr. Christopher S. Gibson-Smith



               *
                                 Executive Director
Richard L. Olver

               *
                                 Executive Director
Bryan K. Sanderson

               *
                                 Non-Executive Director
Charles F. Knight

               *
                                 Non-Executive Director
H. Michael P. Miles


               *
                                 Non-Executive Director
Sir Robin Nicholson

               *
                                 Non-Executive Director
Sir Ian Prosser

               *
                                 Non-Executive Director
Sir Robert Wilson

               *
                                 Non-Executive Director
The Lord Wright of Richmond

               *
                                 Non-Executive Director
Ruth S. Block

               *
                                 Non-Executive Director
John H. Bryan

               *
                                 Non-Executive Director
Erroll B. Davis, Jr.

               *
                                 Non-Executive Director
Richard J. Ferris

               *
                                 Non-Executive Director
Floris A. Maljers

               *
                                 Non-Executive Director
Dr. Walter E. Massey


               *
                                 Non-Executive Director
Michael H. Wilson


*  By: /s/ Daniel B. Pinkert     Attorney-in-fact
Daniel B. Pinkert

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              SIGNATURE OF BP AMOCO DIRECTSAVE PLAN


     Pursuant to the requirements of the Securities Act of 1933, the plan administrator has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 7, 2000.






                              By:       /s/ John F. Campbell

                              Title: Senior Vice-President of Human
                                     Resources - BP Amoco Corporation

         SIGNATURE OF BP AMOCO PARTNERSHIP SAVINGS PLAN

     Pursuant to the requirements of the Securities Act of 1933, the plan administrator has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 7, 2000.





                              By:      /s/ John F. Campbell

                              Title: Senior Vice President of
                                     Human Resources - BP Amoco Corporation

     SIGNATURE OF THE BP AMERICA SAVINGS AND INVESTMENT PLAN


     Pursuant to the requirements of the Securities Act of 1933, the plan administrator has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 7, 2000.




                              By:      /s/ John F. Campbell

                              Title: Senior Vice-President of
                                     Human Resources - BP Amoco Corporation


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                          EXHIBIT INDEX


     Exhibit                Description

      4.1      BP Amoco DirectSave Plan effective
               April 7, 2000.

      4.2      BP Amoco Partnership Savings Plan
               effective April 7, 2000

      4.3      BP Amoco Master Trust for Employee
               Savings Plans effective April 6, 2000.

     23.1      Consent of Ernst & Young, chartered
               accountants, independent auditors,
               London, England.

     23.2      Consent of Ernst & Young LLP,
               independent auditors, Chicago, Illinois

     23.3      Consent of PricewaterhouseCoopers LLP,
               independent accountants, Chicago, Illinois

     24        Powers of Attorney - included in
               signature page of Registration
               Statement No. 333-79399 (incorporated
               by reference)

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